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                                                                   EXHIBIT 6.10

                               February 11, 1997



NAME AND ADDRESS


    Re: Subscription Agreement for certain Units Consisting of Senior Debentures and Warrants to Purchase Common Stock of International CompuTex, Inc.

Dear ________________:

    You recently subscribed for Units of International CompuTex, Inc. (the "Company"), each Unit consisting of Senior Debentures ("Debentures") and Warrants to purchase shares of Common Stock of the Company ("Selling Stockholder Warrants"). In connection with your subscription, you received a Confidential Private Placement Memorandum dated December 23, 1996 (the "Memorandum"), to provide you with the information regarding the business and financial condition of the Company. This letter will clarify the terms of your subscription and provide you with an opportunity to rescind or reaffirm.

    In connection with your subscription, certain representatives of the Selling Agent may have informed you that, upon exercise of the Selling Stockholder Warrants after the expiration of the six (6) month period following an initial public offering, the shares of Common Stock you acquire would be freely tradeable. In fact, as set forth in the Memorandum and Subscription Agreement, upon exercise of the Selling Stockholder Warrants, the shares of Common Stock underlying the Selling Stockholder Warrants will not be immediately tradeable, but instead will be restricted securities within the meaning of Rule 144 of the Securities Act. Thus, after exercise of the Selling Stockholder Warrants, you will be required to hold those shares of Common Stock for a period of two (2) years before selling them. The two year holding requirement may not apply if, after the Selling Stockholder Warrants are exercised, the Company chooses to register any of its Common Stock for its own account or for the account of other security holders. In either of those cases, you may be entitled to exercise certain "piggyback" registration rights.

    As you know, the Company is considering the possibility of an initial public offering of its Common Stock, although there is no way to be sure when such a public offering will occur, if ever. The Company is interested in providing you with an increased possibility of liquidity in your shares of Common Stock, which you would acquire if your Selling Stockholder Warrants become exercisable and if you choose to exercise them. Accordingly, the Company intends to register in the proposed offering the shares underlying the Selling Stockholder Warrants.
If you reaffirm your investment, and if there is such an offering, you will be permitted to exercise your Selling Stockholder Warrants within the thirty (30) day
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period after the effective date of the offering.  Thus, your Selling Stockholder
Warrants will no longer be subject to the six (6) month waiting period currently required before you have the right to exercise them. However, you will be required to hold the shares of Common Stock underlying your Selling Shareholder Warrants for the remainder of the twelve (12) month period immediately following the effective date of the offering (the "twelve month contractual lock-up").

    While you are not required to exercise your Selling Stockholder Warrants within the thirty (30) day period following the effective date of any such offering, if you do not do so, we cannot guarantee that a current prospectus will exist at the time you choose to exercise your Selling Stockholder Warrants. As a result, any shares of Common Stock transferred to you upon exercise of your Selling Stockholder Warrants after the thirty (30) day period may be deemed restricted under Rule 144. You will note that the Company is under no obligation to maintain a current prospectus and there can be no assurance that one will be maintained for more than thirty (30) days after the effective date of the registration. In addition, any shares transferred to you upon exercise of your Selling Stockholder Warrants after the thirty (30) day period following the effective date will remain subject to the twelve month contractual lock-up.

    If your Common Stock is restricted, nothing in the above arrangement will prevent you from selling your Common Stock under Rule 144 after you have held it for at least two years after exercising your Selling Stockholder Warrants. Nor will the arrangement alter your ability to exercise your "piggyback" registration rights should they become available.

    As stated in the Memorandum, there can be no assurance that the Company will "go public" within the next year, if ever. Further, as described above, circumstances could prevent your Common Stock from being transferable.

    In light of the above clarification, the Company requests that you either cancel or reaffirm your subscription for Units of the Company. The form of affirmation is attached to this letter as Exhibit A and the form of rescission is attached as Exhibit B. If you choose to rescind, you must return both the Debentures and Warrants to the Company with your rescission form. Upon receipt of your rescission form and your Debentures and Warrants, you will receive, within five business days, a full refund of your subscription amount and interest at the rate of six (6) percent per annum from the date of your subscription to the date of your rescission. The offer contained in this letter will remain open for ten days after the date of this letter. If we have not heard from you by that time, we will assume that you have chosen to affirm your subscription, the offer will no longer be open and you will retain your debenture and warrant.

    If you have any questions concerning the contents of this letter or your right to reaffirm

                                      -2-
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or rescind your investment, please call Haim E. Dahan at (404)953-1464 or Linda
Holmes-Rubin at H.J. Meyers & Co., Inc. at 770-267-1770.

                                    Sincerely,

                                    International CompuTex, Inc.



                                    Haim E. Dahan
                                    Chief Executive Officer


Attachments

                                      -3-
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                                   Exhibit A

                          International CompuTex, Inc.
                                   Suite 507
                         5500 Interstate North Parkway
                          Atlanta, Georgia 30328-4662


                          Affirmation of Subscription



    I, the undersigned, hereby acknowledge receipt of the letter from Haim E. Dahan, dated February 11, 1997. I hereby affirm my subscription or subscriptions, dated January ___, 1997, to purchase Units of the Company.

    I agree, for the benefit of the Company and the undersigned, that should an initial public offering of the Company's Common Stock become effective and should I exercise my Selling Stockholder Warrants in accordance with the terms contained in the February 11, 1997 letter from Haim E. Dahan, I will not, without prior written consent of the Company, sell, assign, hypothecate, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock I may acquire upon exercise of my Selling Stockholder Warrants, during the twelve
(12) month period commencing on the effective date of the offering.
Furthermore, I will permit all certificates evidencing any such securities to be endorsed with the appropriate restrictive legends, and I consent to the placement of appropriate stop transfer orders with the transfer agent for the Company, consistent with that registration.


Dated:              , 1997
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                                         --------------------------------
                                         Signature of Subscriber



                                         --------------------------------
                                         Name of Subscriber



                                         --------------------------------
                                         Social Security No.
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                                   Exhibit B

                          International CompuTex, Inc.
                                   Suite 507
                         5500 Interstate North Parkway
                          Atlanta, Georgia 30328-4662


                           Rescission of Subscription



    I, the undersigned, hereby acknowledge receipt of the letter of Haim E. Dahan, dated February 11, 1997. I hereby rescind my subscription or subscriptions, dated January ___, 1997, to purchase Units of the Company. I am attaching the original Debenture and Warrant for cancellation by the Company.



Dated:           , 1997
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                                         --------------------------------
                                         Signature of Subscriber


                                         --------------------------------
                                         Name of Subscriber


                                         --------------------------------
                                         Social Security No.